Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

Laura G. Thatcher	Direct Dial: 404-881-7546	E-mail: lthatcher@alston.com

September 6, 2005

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Re:	Registration Statement on Form S-8 —
Duke Realty Corporation 1995 Key Employees’ Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 3,466,667 shares of the Company’s common stock, $0.01 par value (the “Shares”), consisting of Shares which may be issued by the Company upon the grant or exercise of awards pursuant to the Duke Realty Corporation 1995 Key Employees’ Stock Option Plan (the “Plan”).  This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Third Restated Articles of Incorporation of the Company, as amended, the Third Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the Indiana Business Corporation Law, applicable provisions of the Constitution of the State of Indiana and reported judicial decisions interpreting such Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

Bank of America Plaza	90 Park Avenue	3201 Beechleaf Court, Suite 600	601 Pennsylvania Avenue, N.W.
101 South Tryon Street, Suite 4000	New York, NY 10016	Raleigh, NC 27604-1062	North Building, 10th Floor
Charlotte, NC 28280-4000	212-210-9400	919-862-2200	Washington, DC 20004-2601
704-444-1000	Fax: 212-210-9444	Fax: 919-862-2260	Fax: 202-756-3300
Fax: 704-444-1111

This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.  Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan, are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Laura G. Thatcher
Laura G. Thatcher, Partner